UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 17, 2007

Career Education Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL	60169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

A Special Committee of the Commission on Colleges of the Southern Association of Colleges and Schools ("SACS") completed its scheduled visits to four American InterContinental University ("AIU") campuses on October 17, 2007.

At the conclusion of the visits, the Special Committee informed AIU that its final report to SACS would contain no recommendations for further corrective action.

The Commission on Colleges is not required to accept the conclusions of the Special Committee, and this does not in any way constitute a final determination on the probationary status of AIU. Actions taken by the Commission on Colleges are expected to be announced at its Annual Business Session in December, 2007.

AIU is not prepared to comment further until the process has been completed and the decision regarding AIU's probationary status is formally announced by SACS.

The information contained in Item 8.01 to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and the information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Michael J. Graham
Michael J. Graham
Executive Vice President, Chief Financial Officer, and Treasurer

Dated: October 18, 2007